AMENDMENT TO THE
AMERANT BANK, N.A.
EXECUTIVE DEFERRED COMPENSATION PLAN

THIS AMENDMENT (the "Amendment") is made on this 10th day of December 2018 to the Amerant Bank, N.A. Executive Deferred Compensation Plan (the "Plan") by Amerant Bank, N.A. (the "Company").

WITNESSETH:

WHEREAS, the Company maintains the Plan for the sole and exclusive benefit of its eligible participants and their respective beneficiaries; and

WHEREAS, the Plan is made up of an Adoption Agreement and a Basic Plan Document;

WHEREAS, the Company wishes to amend the Adoption Agreement and the Basic Plan Document to make certain changes to the Plan; and

WHEREAS, pursuant to Section 9.01 of the Basic Plan Document, the Company has the power to amend the Plan.

NOW, THEREFORE, effective for deferrals made with respect to calendar years starting after December 31, 2018, the Plan shall be amended as follows:

I.

Section 1.01(a) of the Adoption Agreement is hereby amended in its entirety to read as follows:

"(a) Name of Plan:

This is the Amerant Bank, N.A. Executive Deferred Compensation Plan (the "Plan")."

II.

Section 1.02 of the Adoption Agreement is hereby amended in its entirety to read as follows:

"1.02 EMPLOYER

(a) Employer Name: Amerant Bank, N.A.

(b) The term "Employer" includes the following Related Employer(s) (as defined in Section 2.01(a)(25)) participating in the Plan:

Amerant Investment, Inc.
Amerant Trust, N.A.
220 Alhambra Properties, LLC "

III.

Section 1.05(a)(1) of the Adoption Agreement is hereby amended in its entirety to read as follows:

"(a) Deferral Contributions *(Complete all that apply):*

(1) ☑ Deferral Contributions. Subject to any minimum or maximum deferral amount provided below, the Employer shall make a Deferral Contribution in accordance with, and subject to, Section 4.01 on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the applicable calendar year (or portion of the applicable calendar year).

Deferral Contributions Type of Compensation	Dollar Amount		% Amount	
	Min	Max	Min	Max
Non-Bonus Compensation			0	50

(Note: With respect to each type of Compensation, list the minimum and maximum dollar amounts <u>or</u> percentages as whole dollar amounts or whole number percentages.)"

IV.

Section 2.01(a)(7) of the Basic Plan Document is hereby amended in its entirety to read as follows:

"(7) 'Change in Control' means a change in control with respect to the applicable corporation, as defined in 26 CFR section 1.409A-3(i)(5). For purposes of this definition, 'applicable corporation' means Mercantil Bank Holding Corporation."

V.

Section 2.01(a)(23) of the Basic Plan Document is hereby amended by inserting the following sentence at the end thereof:

"For the avoidance of doubt, the Employer may, in its discretion, specify the stock of Mercantil Bank Holding Corporation as a Permissible Investment."

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed the day and year first written above.

AMERANT BANK, N.A.

By: ______________________

Name: Ivan E. Trujillo

Title: SVP Corporate Secretary